Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to Form S-4 Registration Statement of CenterState Banks, Inc. of our report dated March 4, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of CenterState Banks, Inc. for the year ended December 31, 2012, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Crowe Horwath LLP

Ft. Lauderdale, Florida

November 7, 2013